CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made as of the date set forth below by and between Silicon Graphics, Inc. (the "Company") and Wei Yen ("Consultant").

                                    RECITALS

         Consultant has resigned his position as a Senior Vice President in order to pursue other personal interests. The Company wishes to have Consultant remain available to contribute to certain projects and activities of the Company. Accordingly, the Company and Consultant have agreed that Consultant will change his relationship with the Company from that of an employee to that of a consultant on the terms set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual promises made herein, the Company and Consultant hereby agree as follows:

         1. Separation Agreement. Consultant and Company have entered into a letter agreement dated contemporaneously herewith (the "Separation Agreement") governing the terms of Consultant's resignation as officer and employee of Company as of the close of business on April 2, 1996 ( the "Effective Separation Agreement").

         2.  Consulting Relationship.

                  (a) Commencing immediately after the Effective Separation Date and continuing through May 13, 1996 (the "Consulting Period"), Consultant shall serve as an independent consultant to the Company.

                  (b) During the Consulting Period, Consultant shall (i) brief the President and COO and others reasonably designated by him with respect to special projects not involving the "Consumer Space;" and (ii) provide such other reasonable services not involving the "Consumer Space" as mutually agreed by Consultant and the Company. Consultant will be available during the Consulting Period for such reasonable hours on an as needed basis as are mutually agreed upon by the parties. The Company will use reasonable efforts to make its requests in a manner that does not interfere with consulting or employment obligations that Consultant may have to third parties during the Consulting Period. In no case will Consultant be required to take any action hereunder, or to consult as to the consumer space or any other particular matter, which
Consultant determines causes him to violate his fiduciary or contractual obligations to any third party. Except as Company and Consultant may agree in writing with respect to services performed by Consultant during the Consulting Period, Company will not have any rights in any concepts, inventions, or business opportunities conceived or developed by Consultant during the Consulting Period. Consultant shall at all times be an independent



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contractor  to the Company,  and nothing in this  Agreement  shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company.

                  (c) Consultant may terminate the consulting relationship at any time before the end of the Consulting Period, for any or no reason, upon advance written notice to the Company. Upon any termination, the Company shall have no obligation to pay Monthly Consulting Fees or other benefits hereunder accruing thereafter.

         3.       Compensation.

                  (a) In consideration for your agreement to provide consulting services during the Consulting Period as provided herein and your faithful adherence to the terms and conditions of this Agreement, the Company shall pay Consultant a Monthly Consulting Fee equal to one-twelfth of the annual base salary that Consultant was earning as of the Effective Separation Date. Such compensation shall be paid in monthly installments (prorated and adjusted in the case of any partial month), within 10 business days after receipt of Consultant's monthly invoice, but no earlier than the tenth business day of each month.

                  (b) The attached Stock Option Personnel Summary sets forth the details concerning outstanding options to purchase Common Stock of the Company held by Consultant. It is understood and agreed that during the Consulting Period, such options shall remain outstanding and continue vesting at their normal rate.

                  (c) Consultant is advised that as a result of his conversion of his status from employee to consultant, any ISO's (Incentive Stock Options) will become non-statutory options (NSOs), to the extent they are not exercised by July 2, 1996, and all of Consultant's options will lapse if not exercised on or before June 13, 1996, with respect to options granted on or before April 21, 1993, and August 13, 1996, with respect to options granted thereafter. If Consultant's consulting relationship terminates for any reason, then all vesting shall immediately stop, and Consultant's or her estate's ability to exercise such options shall be governed by the terms of each of the respective option agreements therefor.

                  (d) During the Consulting Period, the Company shall provide to Consultant medical, dental and vision continuation benefits through COBRA and the Company shall pay the COBRA premiums only during the Consulting Period or until the earlier termination of the Consulting Period as specified herein.

                  (e) Other than the provisions set forth herein, Consultant has no expectation of, and shall make no other claims for payment or any other compensation or benefits from SGI.

         4. Confidential Information. Subject to Section 2(b), Consultant shall continue to maintain the confidentiality of all confidential and proprietary information of


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the  Company  pursuant  to,  and shall  continue  to  comply  with all terms and conditions of, the Proprietary Information and Invention Agreement dated February 4, 1985 (the "Confidentiality Agreement"). Such obligations shall survive any termination of Consultant's consulting relationship.

         5. Tax Consequences. Consultant acknowledges that he is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant acknowledges his obligation to pay all federal, state or local income, self-employment or other taxes relating to such compensation or any amounts realized upon exercise of Consultant's options, and any penalties or assessments thereon. Except for the ISO to NSO stock option conversion stated in
Section 3(b), the Company gives no opinions and makes no representations with respect to the potential or actual tax consequences or liabilities, if any, associated with the payment of any amounts to Consultant under the terms of this Agreement or the continued vesting of Consultant's options. Consultant assumes sole responsibility for any tax liability that results from the payment of any compensation described herein.

         6.       Term  and Termination

                  (a) Consultant's consulting relationship may be terminated by the Company at any time if, Consultant refuses to perform services under this Agreement. Any such termination by the Company shall be the exclusive remedy to which the Company may be entitled as a result of the event leading to such termination.

                  (b) Notwithstanding the expiration and/or termination of this Agreement, the provisions of Sections 4 (Confidentiality) and 7 (General) by their terms, shall survive the expiration and/or termination of this Agreement.

         7.       General

                  (a) Entire Agreement. Except as set forth in the Separation Agreement, this Agreement represents the entire agreement and understanding between the Company and the Consultant concerning Consultant's consulting relationship and the termination of Consultant's employment relationship with the Company, and, except as specifically provided herein, supersedes and replaces all prior agreements and understandings, written and oral, concerning Consultant's relationship with the Company and her compensation by the Company. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

                  (b) Settlement of Outstanding Obligations. Consultant agrees that this Agreement and the Separation Agreement represent settlement in full of all outstanding obligations owed to him by the Company as a result of his employment by the Company or his change of status, including without limitation all obligations for current or past salary, bonus or severance payments.


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                  (c)  Notices.  Any  notice  or  other  communication  required hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telexed or sent by facsimile transmission to the number provided below or, if mailed, two days after the date of deposit in the United States mails as follows:

                           (i)      if to the Company, to
                                    Silicon Graphics, Inc.
                                    2011 N. Shoreline Blvd.
                                    Mountain View, California 94039
                                    Attention: General Counsel
                                    Facsimile:  (415) 965-1586

                           (ii)     if to Consultant, to:
                                    Dr. Wei Yen
                                    [address omitted]
                                    Facsimile:  [omitted]

                  (d) Waivers and Amendments. This Agreement may be amended, terminated or extended, or the terms hereof may be waived, only by a written instrument signed by the parties. No delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver or partial exercise of a right preclude any other or further exercise thereof or any other right.

                  (e) Governing Law. This Agreement is entered into and governed by the laws of the State of California.

                  (f) Assignment and Assumption. This Agreement and its rights, together with its obligations hereunder, shall be assumed by the successors in interest of the Company in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise. Such successor or assignee to the business or assets shall be bound by the terms and provisions of this Agreement.

         8. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or on behalf of the parties hereto. The parties acknowledge that:

                  (a) They have carefully read this Agreement;

                  (b) They have been advised and represented in the preparation, negotiation, review and execution of this Agreement by legal counsel of their own choice;


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                  (c) They understand the scope, terms, consequences and effects of this Agreement; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

Dated:   March 5, 1996.

                                     Dr. Wei Yen, an individual

                                     /s/ Wei Yen
                                     -----------------------------------------

                                     SILICON GRAPHICS, INC.


                                     By:  /s/ Kenneth L. Coleman
                                          ------------------------------------

                                     Its:  Senior Vice President, Administration

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